Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated June 12, 2017 relating to the consolidated financial statements of Tribus Enterprises Inc. for the year ended March 31, 2017 and the period from December 1, 2015 (inception) to March 31, 2016 appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

“/S/ DMCL”

Dale Matheson Carr-Hilton LaBonte LLP

Chartered Professional Accountants

Vancouver, Canada

June 12, 2017